Exhibit 5.1

August 2, 2005
Hanover Compressor Company
12001 North Houston Rosslyn Road
Houston, Texas 77086

Ladies and Gentlemen:

      We have acted as counsel for Hanover Compressor Company, a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company from time to time pursuant to Rule 415 under the Securities Act of shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”) having an aggregate public offering price of up to $187,500,000, which includes $156,250,000 of securities remaining under the Registration Statement on Form S-3 (Registration No. 333-106386) (the “Prior Registration Statement”), which was declared effective by the Securities and Exchange Commission (the “Commission”) on November 19, 2003, and shares of Common Stock having an aggregate public offering price of up to $31,250,000 covered by the Registration Statement on Form S-3, which is to be filed pursuant to Rule 462(b) under the Securities Act (the “462(b) Registration Statement,” together with the Prior Registration Statement, the “Registration Statements”).

      We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Certificate of Incorporation and Amended and Restated Bylaws of the Company, each as amended to the date hereof; (ii) resolutions adopted by the Board of Directors of the Company (the Board of Directors, or to the extent permitted by Section 141 of the General Corporation Law of the State of Delaware (the “DGCL”), a duly constituted and acting committee thereof, being referred to herein as the “Board”); (iii) the Registration Statements; and (iv) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law as we considered appropriate.

      As to any facts material to the opinions contained herein, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

      In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity

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to do so; (v) each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity; and (vi) all Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statements.

      Based on the foregoing, and subject to the limitations and qualifications set forth herein, we are of the opinion that the Shares, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters; and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, then upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, such shares of Common Stock will be validly issued, fully paid and non-assessable.

      The foregoing opinion is limited in all respects to the laws of the DGCL (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we do not express any opinion as to the laws of any other jurisdiction.

      This opinion is limited to the specific opinion stated herein, and no other opinion is implied or may be inferred beyond the specific opinion expressly stated herein.

      This opinion is based on our knowledge of the law and facts as of the date hereof. We assume no duty to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or to reflect any changes in any law that may hereafter occur or become effective.

      We hereby consent to the use of this opinion in the 462(b) Registration Statement constituting a part of the Registration Statements. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ VINSON & ELKINS L.L.P.

Vinson & Elkins L.L.P.